Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35311) pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees (the Plan) of our report dated June 6, 1997, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                                ERNST & YOUNG LLP


   Milwaukee, Wisconsin
   June 27, 1997